[GRAPHIC  OMITED]

     Industry  Canada     Industrie  Canada

Certificate               Certificat
of  Amendment             de  modification

Canada  Business          Loi  canadienne  sur
Corporations  Act         les  soci  t  s  par  actions

VIRTUALSELLERS.COM,  INC.          268178-1

Name  of corporation-D nomination de la soci t    Corporation number
                                                  - Num ro  de  la  soci  t

I  hereby  certify that the articles of the above-named corporation were amended
     Je  certifie  que les statuts de la soci t  susmentionn e ont  t  modifi s:

a)  under  section 13 of the Canada Business Corporations Act in accordance with
the  attached  notice;          a) en vertu de l'article 13 de la Loi canadienne
sur  les  soci  t  s  par  actions,  conform  ment   l'avis  ci-joint;

b)  under  section  27 of the Canada Business Corporations Act as set out in the
attached  articles  of  amendment designating a series of shares;          b) en
vertu de l'article 27 de la Loi canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses modificatrices ci-jointes d signant une s rie d'actions;

c)  under  section 179 of the Canada Business Corporations Act as set out in the
attached  articles of amendment;          c) en vertu de l'article 179 de la Loi
canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses modificatrices ci-jointes

d)  under  section 191 of the Canada Business Corporations Act as set out in the
attached articles of reorganization;          d) en vertu de l'article 191 de la
Loi canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses de r organisation ci-jointes

          /s/ signed          September 14, 1995/ le 14 septembre 1995
      Director - Directeur          Date of Amendment - Date de modification
     ---------------------          ----------------------------------------
Canada

CANADA  BUSINESS  CORPORATIONS  ACT

FORM  4

ARTICLES  OF  AMENDMENT
(SECTIONS  27  OR  177)

1 - Name of corporation - D nomination de la soci t     2 - Corporation No. - No
                                                        de  la  soci  t
                 CAM-NET COMMUNICATIONS NETWORK INC.     268178-1
                ------------------------------------     --------

3  -  The  articles  of  the  above-named  corporation  are  amended as follows:

By  deleting  the  text  of  Article  6.5.1 and replacing it with the following:

"For the purposes of conversion, the Series I Class A Shares shall be valued at U.S. $100.00 per share ("Value"), and, if converted, the Series I Class A Shares shall be converted into Common Shares at the price per share (the "Conversion Price") equal to the lower of (i) the product of .70 multiplied by the "Average Stock Price before Notice" per share of the Conversion Shares and (ii) the product of .70 multiplied by the "Average Stock Price before Subscription" per share of the Conversion Shares, in either case subject to adjustment pursuant to the provisions of this Article 6.5.0. For purposes of this Article 6.5.0, "Average Stock Price before Notice" and "Average Stock Price before Subscription" mean the average daily closing bid prices of Common Shares for the period of 5 consecutive trading days, respectively, immediately preceding the date of the notice of the conversion of the Conversion Shares and immediately preceding the date of subscription for the Conversion Shares. The closing bid price for each trading day shall be determined as provided in the last sentence of Article 6.3.2."




Date                       Signature     Title  -  Titre
September  13,  1995     /s/  signed     Director

          FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINIST RE SEULMENT Filed - D pos e
                                        SEP 15 1995
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